Exhibit 10.8

RESTRICTED STOCK AGREEMENT

(Under the People’s United Financial, Inc. 2008 Long-Term Incentive Plan)

Granted to: NUF_OptioneeName_First_MI_Last

(“you” or the “Participant”)

In accordance with the terms of the People’s United Financial, Inc. 2008 Long-Term Incentive Plan (the “Plan”), People’s United is pleased to grant you an award (the “Award”) of Granted shares of People’s United Financial, Inc. (the “Company”) Common Stock (the “Shares”). The Shares granted to you under this Agreement are subject to the restrictions set forth in Section 3 hereof and to the other terms and conditions set forth in this Agreement and in the Plan.

You and the Company agree that the Award is subject to the following terms and conditions:

1. Definitions. All of the terms and provisions of the Plan are deemed incorporated into this Agreement by reference to the same purposes and effect as if the Plan were set forth in its entirety in this Agreement. All terms used in this Agreement and defined in the Plan shall, unless otherwise defined herein, have the same meanings as in the Plan. The term “Common Stock” refers to the Company’s Common Stock, par value $.01 per share, and includes any class or series of securities into which such capital stock may be changed, as contemplated by Section 12 of the Plan. The terms “person” and “security,” and any variations of such terms, shall have the broadest meanings assigned to them by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act).

2. Grant Date. The Award is granted and made effective Grant_Date (the “Grant Date”). Each Share has a Fair Market Value of $XX.XXXX on the Grant Date.

3. Restrictions on Shares. Subject to the provisions of the Plan, you may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Shares until they have vested in accordance with the vesting schedule set forth in Section 4 of this Agreement. The Company will permit transfer of the Shares only in accordance with the terms of this Agreement. Any transfer of the Shares made in any manner contrary to this Agreement will be void and ineffective to constitute the transferee a shareholder of the Company entitled to any rights, benefits or privileges as such.

4. Vesting. One-half (50%) of the Shares will vest on the second anniversary of the Grant Date; one-quarter (25%) of the Shares will vest on the third anniversary of the Grant Date; and the remaining one-quarter (25%) of the Shares will vest on the fourth anniversary of the Grant Date. Vesting will occur only if you have continuously been an employee of the Company (or one or more of its affiliates) from the Grant Date through the applicable vesting date; provided, however, that notwithstanding the foregoing, all Shares which are unvested as of the date of your termination of employment with the Company (or one or more of its affliliates) by reason of your death, Disability or Retirement shall vest immediately upon such termination, and the Restriction Period applicable to all such Shares shall expire.

5. Forfeiture. You will forfeit all unvested Shares upon the termination of your employment with the Company (or one or more of its affiliates) for any reason (other than death, Disability or Retirement) during the applicable Restriction Period.

6. Voting. You will have the right to vote the Shares from the Grant Date. Your right to vote the Shares will expire immediately upon forfeiture or revocation of the Award with respect to all Shares so forfeited or revoked.

7. Cash Dividends. Any cash dividends that may be paid with respect to the Shares will be paid to you as soon as practicable. Dividends will be paid to you, and will be taxable in the same manner as other compensation paid to you, by the Company. In the case of any Shares which are forfeited by you, no cash dividends will be paid to you with respect to any forfeited Shares on or after the date such forfeiture occurs.

8. Other Distributions. Any stock dividends that may be paid with respect to the Shares will be payable in the form of additional shares of Restricted Stock which will be subject to the terms, conditions and restrictions set forth in this Agreement. If any warrants or rights are issued with respect to the Shares and are exercised, the shares issued with respect to such warrants or rights shall also be Restricted Stock subject to the terms, conditions and restrictions set forth in this Agreement. The restrictions on such stock dividends will lapse when the restrictions on the Shares lapse.

9. Return of Certain Dividends and Distributions. If this Award is subsequently revoked pursuant to Section 19 of this Agreement, and if prior to the date of such revocation you received or became eligible to receive any dividends or other distributions with respect to this Award, you will be required to repay or return all such dividends or distributions to the Company within five (5) business days following the later of (a) the date your Award is revoked or (b) the date such dividends are paid or such distribution is made to you. In the event you fail to do so, the Company may withhold the amount to be repaid or returned by you from any subsequent payments (including salary, bonus or other compensation) payable to you by the Company or any of its affiliates as a result of your employment.

10. Absence of Share Certificates. The Shares will be registered in your name on the Company’s stock transfer records but will be issued in book-entry form and will not be represented by certificates.

11. Delivery of Certificates. If the Company issues certificates representing the Shares, it may postpone the delivery of the certificates for the Shares for such time as it deems necessary or desirable to enable it to comply with the requirements of the Securities Act or the Exchange Act, any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state laws relating to the authorization, issuance or sale of securities generally.

12. Adjustments in Shares. In the event of any changes in the Company’s capital structure during the term of this Agreement, the provisions of Section 13 of the Plan shall apply.

13. Corporate Law Status of Shares. The Shares granted pursuant to this Agreement constitute validly issued and outstanding Shares of the capital stock of the Company and are fully paid and nonassessable.

14. Modification and Waiver. No modification or waiver of any of the provisions of this Agreement shall be binding upon either the Company or you unless it is made in writing, signed by you and countersigned on behalf of the Company by an executive officer thereof (other than you).

15. Binding Effect. Except as provided in Section 3 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

16. Resolution of Controversies. Any dispute or disagreement that may arise under, or in any way may relate to, the interpretation, construction or application of this Agreement shall be subject to determination by the Committee after appropriate notice to the affected parties and reasonable opportunity to be heard by the Committee. Any determination made by the Committee shall be final, binding and conclusive for all purposes.

17. Notices. All notices, requests, demands, or other communications required, permitted or contemplated by this Agreement shall be deemed effectively served, delivered or otherwise made (a) upon receipt if manually delivered, or (b) upon the delivery date shown on the returned receipt (or if delivery is refused, on the date presented for delivery) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, and if intended for the Company, directed to the Committee’s attention, in care of People’s United Bank, 850 Main Street, Bridgeport, Connecticut 06604; or if intended for you, directed to you at the address set forth below immediately following your signature. Either party may, by notice delivered in accordance with this Section, notify the other party of a different address for all future notices, which will be effective upon delivery to the other party.

18. Non-Solicitation. During the period of your employment with the Company or any of its affiliates, and for a period of 12 months after the cessation of your employment for any reason, whether with or without cause, you will not, directly or indirectly , on your own behalf or on behalf of any other person, and whether through your own efforts or through the efforts or employing the assistance of any other person (including without limitation any consultant or any person employed by or associated with any person with whom you become employed or associated):

a)	call on or solicit in any manner any customer of the Company or any of its affiliates for the purpose of doing business of the type done by the Company or any of its affiliates with such customer. For purposes of this Agreement, “customer” means any individual, firm, partnership, corporation, or other entity or person (i) currently doing business or who has done business with the Company or any of its affiliates in the 12 months prior to the cessation of your employment, or (ii) any prospective customer that you know to be a prospective customer of the Company or any of its affiliates and with whom the Company or any of its affiliates reasonably expects to do business; or

b)	Solicit or otherwise induce any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates.

By accepting and agreeing to the terms of this Agreement, you acknowledge that your receipt of the grant of the Award evidenced by this Agreement represents adequate consideration for the undertaking set forth in this Section 18.

19. Revocation of Grant. No later than forty-five (45) days after the Grant Date (the “Acceptance Date”), you must formally accept and agree to the terms and conditions of the Award as set forth in this Agreement. You must do so (a) electronically, if you are directed to do so at the time your Award is formally communicated to you and you receive a copy of this Agreement, or (b) by returning a signed copy of this Agreement to the Manager of Executive Rewards in the Human Resources Department, 850 Main Street, BC-03, Bridgeport, CT 06604 so that it is received no later than the close of business on the Acceptance Date. If you do not accept and agree to the terms and conditions of the Award as set forth in this Agreement by the Acceptance Date, the Award evidenced hereby shall be null and void, and shall be deemed to have been revoked, on the first business day following the Acceptance Date. If the 45th day after the Grant Date is not a business day, the Acceptance Date will be the first business day after such 45th day. A business day is any day other than a Saturday, a Sunday, or a day on which the Company’s banking offices in Connecticut are not scheduled to be open for business.

20. Entire Agreement. This Agreement and the Plan contain all understandings between you, the Company, and any of its affiliates regarding the Shares. No other communications regarding the Shares are to be considered binding upon you and the Company unless they are identified as amendments to this Agreement, are in writing and are signed by you and the Company as provided in this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Senior Executive Vice President, and the Participant has executed this Agreement, intending to be legally bound hereby, effective the Grant_Date@Date day of Grant_Date

PEOPLE’S UNITED FINANCIAL, INC.

By:

Its Senior Executive Vice President
Your Signature

Your Mailing Address:

Employee SS#: - -

Employee ID#:

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